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Exhibit 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Wang Laboratories, Inc., as filed with the Securities and Exchange Commission on May 7, 1997, of our report dated January 31, 1996 on the consolidated financial statements of DataServ Inc. and Subsidiaries as of and for the years ended December 31, 1995 and 1994, which report is included in the Wang Laboratories Inc. report on Form 8-KA dated July 2, 1996.

                                                    COOPERS & LYBRAND L.L.P.
Minneapolis, Minnesota
May 6, 1997